UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TE Connectivity Ltd. (the “Company”) previously reported that on March 8, 2017, Terrence Curtin succeeded Thomas Lynch as Chief Executive Officer of the Company and Mr. Lynch would thereafter serve as the Executive Chairman of the Company.  On November 13, 2017, the Company approved an increase in Mr. Curtin’s base salary to $1,150,000, effective December 25, 2017, and increased his annual bonus target to 150% of base salary in accordance with the annual bonus plan then in effect for executive officers of the Company.

On November 13, 2017, in connection with the Company’s annual equity award program, the Company (i) granted to Mr. Curtin non-qualified stock options to purchase 189,350 common shares and performance stock units (“PSUs”) representing 35,980 shares at target level, (ii) granted to Mr. Lynch in recognition of his service as Executive Chairman non-qualified stock options to purchase 43,700 common shares and PSUs representing 8,300 shares at target level.  The foregoing equity awards were granted under the terms of the Company’s 2007 Stock and Incentive Plan.

The stock options granted have an exercise price of $93.36, vest in equal installments over four years starting on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

The PSUs granted provide the opportunity to earn shares of the Company’s stock based on the Company’s earnings per share (“EPS”) growth relative to the Standard & Poor’s 500 Non-Financial Companies Index over a three-year performance cycle which concludes at the end of Fiscal-Year 2020. A three-year average EPS growth metric will be used to determine relative performance and calculate earned shares at the end of the three-year performance period. Target shares, or 100%, will only be earned for EPS growth at the 50th percentile. Maximum payout is 200% and is earned for EPS growth at the 75th percentile of the index.   In order to earn any shares under the program a minimum threshold must be achieved. Specifically, EPS growth must be at the 25th percentile of the index. PSUs will be paid in the form of the Company’s common stock, together with dividend equivalent stock units that accrued commensurate with the portion of the PSUs that are vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
Date: November 16, 2017
	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary